SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2008

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101
Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment and Restatement of Stock Award Plan

On December 4, 2008, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Orleans Homebuilders, Inc. (the “Company”), the Company’s stockholders approved the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan (the “Amended and Restated Plan”). The Amended and Restated Plan increases the number of shares of Common Stock authorized for issuance under the plan from 400,000 to 1,000,000 shares. The foregoing description of the Amended and Restated Plan is qualified in its entirety by the text of the Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Supplemental Executive Retirement Plan

The Company adopted an amendment to the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan (the “SERP”) to add a new section to the SERP to clarify that the earliest possible vesting date for plan participants who have participated in the plan for five years is September 1, 2010.  The foregoing description of the change to the SERP is qualified in its entirety by the text of the amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendments to Compensation Deferral Plan

The Company adopted an amendment to the Orleans Homebuilders, Inc. Executive Compensation Deferral Plan (the “Compensation Deferral Plan”).  The description of the changes to the Compensation Deferral Plan set forth below is qualified in its entirety by the text of the amendment, a copy of which is attached hereto as Exhibit 10.3.

•                  Revisions were made to permit participants who attain the age of at least 60 years, are vested in the plan and are terminated by the Company to elect to have distribution of their account made in up to three annual installments.  This revision is effective as of January 1, 2009.

•                  Revisions were made to provide that, upon a change in control, each participant’s deferred compensation benefit shall be distributed in a single lump sum, unless the participant elects otherwise.  This revision is effective as of January 1, 2009.

•                  A new section was added to permit participants to modify distribution elections made before December 31, 2008 and scheduled for payment in 2009 or later to the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  This revision is effective as of December 1, 2008.

Option Grants

On December 4, 2008, the Compensation Committee awarded Mr. Michael T. Vesey, President and Chief Operating Officer, an option to acquire 150,000 shares of Company common stock with an exercise price equal to the fair market value of the Company’s common stock on December 4, 2008, which was $2.20.  The option will vest in five equal installments on each of the first five anniversaries of the award, is subject to the terms of the Company’s Second Amended and Restated 2004 Omnibus Stock Incentive Plan (the “Omnibus Plan”) and is contingent upon Mr. Michael T. Vesey executing an appropriate Option Agreement in the form adopted by the Committee.  The option agreement provides for accelerated vesting in the event that Mr. Michael T. Vesey’s employment terminates as a result of his death or disability.

The Compensation Committee also awarded Mr. Thomas R. Vesey, Executive Vice President - Southern

Region, an option to acquire 60,000 shares of Company common stock with an exercise price equal to the fair market value of the Company’s common stock on December 4, 2008, which was $2.20.  The option will vest in five equal installments on each of the first five anniversaries of the award, is subject to the terms of the Omnibus Plan and is contingent upon Mr. Thomas R. Vesey executing an appropriate Option Agreement in the form adopted by the Committee.  The option agreement provides for accelerated vesting in the event that Mr. Thomas R. Vesey’s employment terminates as a result of his death or disability.

Award of Restricted Stock

On December 4, 2008, the Company’s Compensation Committee resolved to grant Mr. Herdler, 250,000 restricted shares of the Company’s common stock (the “Grant”) in recognition of Mr. Herdler’s contributions to the Company during his employment to-date and in connection with the terms of his employment with the Company. The Grant is subject to the terms of the Omnibus Plan.

The restricted stock granted to Mr. Herdler will vest at a rate of 62,500 shares per year on each of the first, second, third and fourth anniversaries of the date of the Grant, subject to acceleration of vesting under certain circumstances, including if Mr. Herdler’s employment with the Company terminates as a result of his death or disability, the Company terminates his employment without cause, or he terminates his employment with the Company for good reason.  “Disability,” “cause” and “good reason” have the meanings provided in Mr. Herdler’s employment agreement with the Company.  In addition, in the event of a change of control, as defined in Mr. Herdler’s employment agreement, 50% of the shares of restricted stock not vested at that time will vest automatically and the other 50% of the shares of restricted stock not vested at that time will generally vest only if the change in control occurs contemporaneously with or after the Company has achieved any of the performance targets identified in the Herdler Plan (described under “Herdler Cash Bonus Plan” below).  Such accelerated vesting occurs only if Mr. Herdler is employed by the Company on the date the change of control occurs or on any date within 120 days prior to a change of control.  Except for the acceleration events described, any shares that have not vested are subject to forfeiture in the event Mr. Herdler’s employment with the Company terminates.  The Committee also approved payments to be made by the Company to Mr. Herdler from time to time in amounts sufficient to allow Mr. Herdler to pay income tax liability triggered on each vesting date and the Company provided Mr. Herdler a letter agreement confirming that such payments would be made (the “Herdler Letter Agreement”).  The Herdler Letter Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

First Amendment to Employment Agreement for Garry P. Herdler

The Company’s Compensation Committee approved, and the Company and Mr. Garry P. Herdler, the Company’s Executive Vice President and Chief Financial Officer, entered into, the First Amendment to Employment Agreement (the “First Amendment”) to amend the Employment Agreement between the Company and Mr. Herder dated February 27, 2008 (the “Original Employment Agreement”).  The First Amendment contains the following material terms:

•                  Mr. Herdler’s annual base salary for fiscal year 2009 is increased, retroactively to July 1, 2008, to $650,000 and his annual base salary for fiscal year 2010 and thereafter will be $675,000, provided that for Fiscal 2013 and thereafter, the Company has agreed to discuss whether Mr. Herdler’s base salary will be increased;

•                  The third payment of Mr. Herdler’s signing bonus, in the amount of $250,000, will be paid on or before December 31, 2008, instead of on February 27, 2009;

•                  Mr. Herdler’s guaranteed minimum bonus is extended into fiscal years 2010 and 2011, with a guaranteed minimum bonus of $350,000 in each of those fiscal years, to be paid 50% on December 31 and 50% on June 30 of the applicable fiscal year (with the guaranteed minimum bonus for fiscal year 2009 remaining at $300,000).  Mr. Herdler must generally be employed by the Company on each of those payments dates to receive the guaranteed minimum bonus.  His guaranteed minimum bonus will be subtracted from any addition bonus award to which Mr. Herdler may be entitled under  the Original Employment Agreement;

•                  The provisions regarding termination upon a change in control are expanded to provide that, in the event of a change in control of the Company, if Mr. Herdler’s employment is terminated due to death or disability within one year after the change in control, such event will be considered a termination for “good reason” for all purposes;

•                  The non-compete period was reduced from six months to sixty days; however, the non-solicitation period remains at 12 months;

•                  Any tax gross-up payments owed to Mr. Herdler must be paid as soon as practicable following the determination of the amount required, pursuant to Section 409A of the Internal Revenue Code, as amended (the “Code”);

•                  Mr. Herdler will be able to receive bonuses in accordance with the Herdler Plan (described under “Herdler Cash Bonus Plan” below) if certain performance objectives adopted by the Compensation Committee are met; and

•                  It was clarified that all bonus income, regardless of when received, shall be considered “recognized bonus” for the purpose of the Company’s Supplemental Executive Retirement Plan, as amended.

In addition, the First Amendment contained additional revisions to the Original Employment Agreement for the purpose of complying with Section 409A of the Code.  The foregoing description of the First Amendment is qualified in its entirety by the text of the First Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Herdler Cash Bonus Plan

The Company’s Compensation Committee adopted the Orleans Homebuilders, Inc. Cash Bonus Plan for Garry P. Herdler (the “Herdler Plan”).  The Herdler Plan provides for a cash bonus of $375,000 to be paid to Mr. Herdler in the event the Company achieves certain performance targets as determined by the Compensation Committee, which may generally include targets relating to: (i) capital structure initiatives; (ii) refinancing the Company’s outstanding debt (such as by the issuance of new debt, equity or equity-linked securities by the Company or a joint venture in which the Company is a participant); or (iii) the Company entering into a new or modified credit facility (such as a modified credit facility extending the maturity date of the Company’s revolving credit facility).  The maximum amount payable pursuant to the Herdler Plan is $750,000, provided the Company achieves at least two of such performance targets.  In the event Mr. Herdler is awarded a cash bonus pursuant to the Herdler Plan, he will be given the option of using up to 50% of that cash bonus at the time of the award to purchase restricted shares of the Company’s stock at a purchase price of $2.75 per share (or up to 136,363 shares of fully vested common stock will be issued to Participant if all awards are earned under the Herdler Plan and Mr. Herdler elects to have all such awards payable in Company common stock).

Michael T. Vesey At-Will Employment Agreement

The Company approved the terms of an at-will employment agreement with the Company’s President and Chief Operating Officer, Michael T. Vesey (the “At-Will Agreement”) and authorized the Company to prepare and enter into such definitive written agreements as may be necessary to implement the terms of the At-Will Agreement.

Pursuant to the terms of the At-Will Agreement, Mr. Vesey will retain the title of President and Chief Operating Officer, reporting to the Chairman of the Board and Chief Executive Officer.  His base salary will be $535,000 (his current base salary), which will be reviewed no less often than annually.  Mr. Vesey will be eligible to continue his participation in the Orleans Homebuilders, Inc. Incentive Compensation Plan which provides for the payment of an annual incentive bonus to Mr. Vesey equal to 1.5% of the Company’s “net pre-tax profit” for the applicable fiscal year (his current incentive compensation formula).  Mr. Vesey will also be eligible to receive additional bonuses at the Company’s discretion.  Consistent with Mr. Vesey’s current employment arrangements, Mr. Vesey will continue to be eligible to participate in the Company’s group insurance plan, health plan, SERP, Compensation Deferral Plan and 401(k) plan.  Mr. Vesey will be eligible for four weeks of vacation per year.  In addition, Mr. Vesey will enter into a Non-Competition and Confidentiality Agreement with the Company restricting his ability to engage in certain activities that are competitive with the Company for a period of six months after his termination (other than a termination for “good reason”) and restricting his ability to solicit certain Company employees and customers for a period of one year after his termination (other than a termination for “good reason”).  The agreement will also contain customary confidentiality provisions.

Pursuant to the terms of the At-Will Agreement, Mr. Vesey will be entitled to the following:  (1) upon termination by the Company without cause or by Mr. Vesey for good reason, Mr. Vesey will be entitled to any accrued incentive bonus under the Incentive Bonus Plan, a pro-rata portion (calculated based on the number of days in the year divided by 365 days) of any bonuses for which he is eligible in the year of termination based on the higher of his bonuses with respect to the prior year or the average bonuses he received with respect to the prior two years, he will be reimbursed for a full eighteen months of COBRA coverage and assistance in securing alternative group health coverage once COBRA is no longer available (which may consist of continued participation in the Company’s group health plan); (2) upon termination due to death, Mr. Vesey will be entitled to the benefits under (1) above as well as salary continuation for a period of 90 days; (3) if terminated for any reason within 120 days prior to a change in control, including death, or for any reason within one year following a change in control, including death, or if Mr. Vesey terminates his employment with the Company for good reason within eleven months subsequent to a change in control or he terminates his employment for any reason within the thirty days prior to the first anniversary of the change in control, Mr. Vesey will be entitled, without duplication, to the benefits under (1) above and severance in an amount equal to three times Mr. Vesey’s three-year average total compensation (including base salary, incentive bonuses and any other bonuses) received in the three years prior to termination, with a cap of $1.2 million of total compensation to be included in the calculation for any particular year.  Any severance amount payable will be reduced by any amount paid or payable as a death benefit under the Company’s SERP and will be payable in one lump sum as soon as practicable following termination of employment, except to the extent the parties avoid a violation of Section 409(a)(2)(B)(i) of the Code.  To be eligible for the severance payments described, Mr. Vesey will be required to execute and not revoke a separation and general release in a form acceptable to the Company.

The At-Will Agreement also provides that, if the value of any “parachute payments” exceed three times his base amount by more than ten percent, the Company will generally pay to Mr. Vesey a “tax gross-up” to cover certain taxes associated with “excess parachute payments” under Section 4999 of the Internal Revenue Code in connection with a change of control, such that the net amount received by him is equal to the total payments he would have received had he not been characterized as being entitled to “excess parachute payments.”  If the value of the “parachute payments” exceeds three times his base amount by less than ten percent, the Company will reduce the amount of the “excess parachute payments” to avoid any tax gross-up payments.

The Company anticipates entering into one or more definitive written agreements with Mr. Vesey with the terms described above on or before December 31, 2008.

Amendment to Employment Agreement for Jeffrey P. Orleans

The Company’s Compensation Committee approved a Second Amendment to Employment Contract with Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer of the Company (the “Second Amendment to Employment Agreement”).  The Second Amendment to Employment Agreement modifies provisions relating to the federal income tax treatment of certain arrangements in order to comply with Section 409(A) of the Code.

The foregoing description of the Second Amendment to Employment Agreement is qualified in its entirety by the text of the amendment, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

New Form of Non-Qualified Stock Option Grant Agreement for Employees

The Company’s Compensation Committee approved a new form of Non-Qualified Stock Option agreement for employees (“Employee Option Form”) under the Omnibus Plan.   The Employee Option Form includes a new provision that permits the Compensation Committee to provide for the acceleration of the vesting of options under certain circumstance.  The foregoing description of the new provision to the Employee Option Form is qualified in its entirety by the text of the form, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1	Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan
*10.2	Amendment to Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan
*10.3	Amendment to Orleans Homebuilders, Inc. Executive Compensation Deferral Plan
*10.4	Letter Agreement between Garry P. Herdler and Orleans Homebuilders, Inc., dated December 4, 2008
*10.5	First Amendment to Employment Agreement between Orleans Homebuilders, Inc. and Garry P. Herdler, dated December 4, 2008
*10.6	Second Amendment to Employment Contract between Jeffrey P. Orleans and Orleans Homebuilders, Inc., dated December 4, 2008
*10.7	Form of Non-Qualified Stock Option for Employees

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: December 10, 2008
	By:	/s/ MICHAEL T. VESEY
Michael T. Vesey
President and Chief Operating Officer

EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan
10.2	Amendment to Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan
10.3	Amendment to Orleans Homebuilders, Inc. Executive Compensation Deferral Plan
10.4	Letter Agreement between Garry P. Herdler and Orleans Homebuilders, Inc., dated December 4, 2008
10.5	First Amendment to Employment Agreement between Orleans Homebuilders, Inc. and Garry P. Herdler, dated December 4, 2008
10.6	Second Amendment to Employment Contract between Jeffrey P. Orleans and Orleans Homebuilders, Inc., dated December 4, 2008
10.7	Form of Non-Qualified Stock Option for Employees